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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made this 29th day of November, 1999 by and between ePCX.com, Inc. d/b/a Broadband Maritime, a New Hampshire business corporation with its principal offices located at 690 East 18th Street, Brooklyn, New York 11230 ("ePCX" or "Employer"), and Mary Ellen Kramer, an individual with a residence address of 690 East 18th Street, Brooklyn, New York 11230 ("Employee").

WITNESSETH:

WHEREAS Employer is a company providing innovative international Internet, Internet-telephony and telecommunications service to the maritime market, represented by its Board of Directors;

WHEREAS Employer has assembled a small, focused team of experienced professionals, which has extensive knowledge of satellite engineering, telephony engineering and switching, network deployment, foreign origination telecommunications marketing, maritime management as well as international accounting and operations;

WHEREAS Employee has credentials indicating substantial knowledge in areas important to the success of Employer;

WHEREAS Employee has certified that she is knowledgeable in the areas in which Employer intends to operate;

WHEREAS Employer wishes to employ Employee and Employee wishes to be employed;
and

WHEREAS the parties to this employment agreement wish to enter into a written expression of their relationship as Employer and Employee.

NOW, THEREFORE, in consideration of the agreements contained in this Employment Agreement, the parties, intending to be legally bound, agree as follows:

SECTION 1. EMPLOYMENT OF EMPLOYEE. Employer agrees to employ Employee, and Employee accepts employment with Employer, commencing on the date shown above, on and subject to the terms and conditions set forth in this Employment Agreement.

SECTION 2. DUTIES OF EMPLOYEE.

     SECTION 2.1. POSITION AND DUTIES. Employer agrees to employ Employee to act as President/Chief Executive Officer for Employer. Employee shall be responsible for performing the following duties:

          SECTION 2.1.1. overall executive responsibility for management of company

          SECTION 2.1.2. management of investor relations

          SECTION 2.1.3. liaison to legal and accounting professionals

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          SECTION 2.1.4. overall responsibility for shareholder and SEC reporting

          SECTION 2.1.5. responsibility for all contract negotiation on corporate purchases and sales

     Employee's success in performing assigned tasks shall be measured by the Board of Directors. Employer reserves the right from time to time to change the nature of Employee's duties and job title.

     SECTION 2.2. Time Devoted to Work. Employee agrees to devote Employee's entire business time, attention, and energies, as well as Employee's best talents and abilities to the business of Employer in accordance with Employer's instructions and directions and shall not be engaged in any other business activity, whether or not the activity is pursued for gain, profit, or other pecuniary advantage, during the term of this employment agreement without Employer's prior written consent Nothing contained herein shall prevent Employee from serving as a director or trustee of any corporation or other organization, or in another capacity, with any non-commercial enterprise provided that sud1 service does not materially interfere with tl1e performance of Employee's duties hereunder and such business or organization does not have business relations with or compete with the Employer or any of its subsidiaries or affiliates.

SECTION 3. PLACE OF EMPLOYMENT. Employee shall be based at Employer's principal office but shall be required to travel away from that office on business as needed by Employer.

If Employer relocates its principal office to a different metropolitan area or requests that Employee relocate to one of its offices in a different metropolitan area and Employee consents to relocate to that new location, Employer shall promptly pay or reimburse Employee for all reasonable moving expenses incurred by Employee in connection with the relocation plus an amount to reimburse Employee for any federal and state income taxes that Employee has to pay on amounts reimbursed. Employer also shall indemnify Employee against any loss incurred in connection with the sale of Employee's principal residence. The amount of any loss shall be determined by taking the difference between the average of two appraisal prices set by two independent appraisers agreed to by Employer and Employee and the actual sales price of Employee's principal residence.

SECTION 4. COMPENSATION OF EMPLOYEE.

     SECTION 4.1. BASE SALARY. For all services rendered by Employee under this employment agreement, Employer agrees to pay Employee an annual base salary of one hundred eighty thousand ($180,000) dollars, which shall be payable to Employee in such installments, but not less frequently than montl1ly, as are consistent with Employer's practice for its other Employees.

     SECTION 4.2. BENEFITS; INCENTIVES. During the term of her employment, Employee shall be entitled to participate in all bonus, incentive compensation, stock option or stock related

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     right, retirement, profit-sharing, medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to employees of the Employer in general; provided, that Employee shall be required to comply with the conditions attendant to coverage by such plans and arrangements.

     SECTION 4.3. BUSINESS EXPENSES. Employer shall promptly pay or reimburse Employee for all reasonable business expenses incurred by Employee in performing Employee's duties and obligations under this employment agreement, but only if Employee properly accounts for expenses in accordance with Employer's policies. Employer and Employee agree specifically that biweekly reimbursement shall be considered prompt for tl1e purposes of this Section.

     SECTION 4.4. VACATIONS AND OTHER PAID ABSENCES. Employee shall be entitled to fifteen (15) paid vacation days each calendar year during the term of this Employment Agreement. Such vacation shall be taken at such time or times as may be mutually agreed upon by the Employer and Employee. Employee shall be entitled to the same paid holidays as authorized by Employer for its other Employees. Employee shall be entitled to the same number of paid sick days and personal absence days authorized by Employer for its other Employees.

SECTION 5. TERMINATION OF EMPLOYMENT. Employee's employment shall conm1ence on November 29, 1999 and shall terminate on November 29, 2005, unless extended or terminated sooner, as provided by this section (Section) of the Employment Agreement. On November 28,2005, and on each anniversary thereafter, Employee's employment with Employer shall be extended automatically for an additional year unless, at least ninety (90) days prior to the termination date, Employer or Employee delivers to the other written notice that Employee's employment with Employer is not to be extended.

     SECTION 5.1 TERMINATION AT EMPLOYEE'S DEATH. Employee's employment with Employer shall terminate at Employee's death.

     SECTION 5.2. TERMINATION UPON EMPLOYEE'S DISABILITY. If, because of illness or injury, Employee becomes unable to work full time for Employer for a period of more than thirty (30) days, Employer may, in its sole discretion at any time after that period give Employee thirty (30) days written notice that it will replace Employee if Employee is unable to return to work full time before the date specified in the written notice.

     SECTION 5.3. TERMINATION BY EMPLOYEE. Employee may, but is not obligated to, terminate this employment agreement at any time under tl1.e following circumstances:

          SECTION 5.3.1. Employee's health becomes so impaired that continued performance of Employee's duties under this employment agreement, would be hazardous to Employee's physical or mental health.

          SECTION 5.3.2. There is a change in control of Employer such that someone other than the current majority shareholder of Employer becomes the beneficial owner of 50 percent or more of the voting power of Employer. No transaction or event will be deemed to have caused a change in control if Employee gives prior

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          consent to the transaction or event.

          SECTION 5.3.3. Employer becomes insolvent or .files a bankruptcy petition

     SECTION 5.4 TERMINATION BY EMPLOYER. Employer may terminate Employee's employment for cause. For the purposes of this Employment Agreement, "Cause" shall be defined as follows: Employer shall have cause to terminate Employee's employment if Employee repeatedly or willfully fails to perform any duties required by this Employment Agreement, Employee is consistently, flagrantly, or grossly negligent in the performance of required duties, Employee engages in conduct that demonstrably or substantially damages Employer, Employee is convicted of a felonious act of moral turpitude, or Employee discloses material confidential information in violation of
     Section 6 of this Employment Agreement.

     SECTION 5.5. NOTICE OF TERMINATION. Any termination of Employee's employment by Employer or Employee must be communicated to the other party by a written notice of termination. The notice must specify the provision of tl1is Employment Agreement authorizing the termination and must set forth in reasonable detail the facts and circumstances providing the basis for termination of Employee's employment.

     SECTION 5.6. DATE TERMINATION IS EFFECTIVE. If Employee's employment terminates because this Employment Agreement expires, then Employee's employment will be considered to have terminated on that expiration date. If Employee's employment terminates because of Employee's death, then Employee's employment will be considered to have terminated on the date of Employee's death. If Employee's employment is terminated by Employee, then Employee's employment will be considered to have terminated on the date that notice of termination is given. If Employee's employment is terminated by Employer for cause, then Employee's employment will be considered to have terminated on the date specified by the notice of termination.

     SECTION 5.7 COMPENSATION FOLLOWING TERMINATION. Regardless of the reason for termination, Employer shall pay Employee Employee's then current base salary through the date employment is terminated and Employer shall have no further obligations to Employee under this Employment Agreement.

     SECTION 5.8 ACCELERATED VESTING OF SHARES. Notwithstanding the provisions of Section 4.4, above, all shares of common stock issued to Employee by Employer shall vest in full upon a change of control of ePCX as defined un
     Section 5.3.2., hereof. In the event of Employee's termination of employment with Employer, or an affiliate, for any reason, with or without cause, Employee shall be entitled to a pro rated share of the issued shares calculated based on Section 4.4, hereof and Employee's tenure with Employer. All of Employee's unvested issued shares then remaining shall be tendered to the Employer at the price of one ($.01) cent per share.

SECTION 6. CONFIDENTIAL INFORMATION. While employed by Employer, Employee shall not disclose any material confidential information about Employer to anyone other than an Employee of Employer or someone to whom disclosure is reasonably necessary to perform Employee's duties

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without the written consent of Employer. The president of ePCX is authorized by
Employer to give such consent. "Confidential information" does not include any information that is known generally by the public} other than as a result of unauthorized disclosure by Employee, or information that is not the type of information considered confidential by persons engaged in a business that is the same or similar to that conducted by Employer. Confidential information is material if its disclosure would be materially damaging to Employer. For two (2) years after Employee' s employment with Employer terminates or, if longer, the period of time remaining in the term of this Employment Agreement, Employee shall not disclose any material confidential information, as described herein, except as required in connection with any judicial or administrative proceeding or inquiry.

SECTION 7. NONCOMPETITION AGREEMENT. For two (2) years after Employee}s employment with Employer terminates, Employee agrees not to directly or indirectly own, manage, control, or operate, serve as an officer, director, partner, or employee of, or have any direct or indirect financial interest in, or help anyone, either conduct any of Employer's businesses or assist any other entity that competes with any business conducted by Employer or any of its subsidiaries. No business will be considered conducted by Employer unless at least ten (10%) percent of Employer's assets are devoted to the business or at least ten (10%) percent of Employer's gross sales are derived from the business. Whether an entity competes with a business conducted by Employer is determined as of the date that Employee terminates employment with Employer.

SECTION 8. NOTICES. Any notice given under this Employment Agreement to either party shall be made in writing. Notices shall be deemed given when delivered by hand or when mailed by registered or certified mail} return receipt requested} postage prepaid} and addressed to the party at the address set forth below.

Employee's address: Mary Ellen Kramer
                    690 East 18th Street
                    Brooklyn, New York 11230

Employer's address: ePCX.com, Inc. d/b/ a Broadband Maritime
                    690 East 18th Street
                    Brooklyn, New York 11230

Each party may designate a different address for receiving notices by giving written notice of the different address to the other party. The written notice of the different address will be deemed given when it is received by the other party.

SECTION 9. BINDING AGREEMENT. The rights and obligations of Employer under this employment agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. This Employment Agreement shall inure to the benefit and be enforceable by Employee's personal representatives, legatees, and heirs. If Employee dies while amounts are still owed, such amounts shall be paid to Employee's legatees or, if no such person or persons have been designated, to Employee's estate.

SECTION 10. ATTORNEY'S FEES. If either party hereto shall breach any of the terms hereof, such party shall

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pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including reasonable attorneys' fees, incurred by such party enforcing the terms of this Agreement.

SECTION 11. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by either party hereto, such party shall not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws and regulations or any other cause whatsoever beyond the control of such party.

SECTION 12. AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any amendment or waiver will be binding on Client only if such amendment or waiver is set forth in a writing executed by Client, and provided that any amendment or waiver will be binding upon Agency only if such amendment or waiver is set forth in a writing executed by Agency. The waiver of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

SECTION 13. CONSTRUCTION & APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York as if the Agreement were fully executed and performed under the laws of the State of New York so that the principles of conflicts of laws would not apply.

SECTION 14. SEVERABILITY. Should any provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legal and enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any provision shall not affect in any manner the other provisions herein contained, which remain in full force and effect

SECTION 15. GRAMMATICAL USAGE. Throughout this Agreement, reference to the neuter gender shall be deemed to include the masculine and feminine, the singular the plural and the plural the singular, as indicated by the context in which used.

SECTION 16. HEADINGS; CONTEXT. The headings of the sections (Sections) and paragraphs (P. P.) contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

SECTION 17. COUNTERPARTS. This Agreement may be executed in numerous counterparts, all of which shall be considered one and the same agreement.

SECTION 18. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, representations and warranties of the parties as to the subject matter of this Agreement.

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     IN WITNESS WHEREOF, the parties to this Employment Agreement have executed this Agreement in multiple originals as of the day and year first above Written.

EMPLOYER: EPCX.COM, INC.
D/B/A BROADBAND MARITIME                EMPLOYEE:
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By: /s/ Zev Kramer                      /s/ Mary Ellen Kramer
    ---------------------------------   ----------------------------------------
    Zev Kramer, Secretary


WITNESS: /S/ LEONORA RENNIE             WITNESS: /S/ LEONORA RENNIE
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